UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015 (May 13, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of May 13, 2015, Breitling Energy Corporation (the “Company”) has not yet filed with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2014, which was due, following the filing of the Form 12b-25 filed by the Company, no later than April 15, 2015. On February 27, 2015, the Company terminated Mr. Rick Hoover as its Chief Financial Officer and appointed Mr. David Kovacs as interim Chief Financial Officer. In addition, Rothstein Kass, the Company’s auditor for the year ended December 31, 2013, was acquired by another accounting firm and the Company received notice that Rothstein Kass will not be supporting companies at this level and will not be providing any support to MaloneBailey, LLP, our successor auditor, with respect to either the Company’s 2013 audit or the Company’s 2014 audit. Since Rothstein Kass is not proving any support with respect to the 2013 Audit, MaloneBailey, LLP has been engaged to audit both our 2013 and 2014 financial statements.

Following the termination of Mr. Hoover, the Company engaged outside consultants (the “Consulting Firm”) to assist the Company in the preparation of its audited financial statements for the two years ending December 31, 2014. Working with the Consulting Firm, management has determined that (i) the Company has significant weaknesses in its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) was inadequate. As a result of the above, the Company did not have sufficient time to gather the information and support required to present full and accurate annual financial statements (for the year ended December 31, 2014) or complete the 2014 audit by the extended due date. Management is working diligently to complete both audits and the Form 10-K as soon as is practicable.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

May 13, 2015	By:	/s/ Chris Faulkner
Name: Chris Faulkner
Title: Chief Executive Officer

3
3